United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2014

ISORAY, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On October 31, 2011, IsoRay Medical, Inc. ("Medical"), a wholly owned subsidiary of IsoRay, Inc. (the "Registrant"), entered into an International Distribution Agreement (the "Agreement") with Karlheinz Goehl-Medizintechnik Goehl ("Karlheinz"). Under the Agreement, Karlheinz serves as Medical’s exclusive distributor for the Gliasite® Radiation Therapy System and certain ancillary products in the countries of Germany, Austria, Switzerland, Italy and Luxembourg. The Agreement, as previously extended, was scheduled to expire on August 31, 2014, but could be extended by mutual agreement of the parties, and the parties have elected to extend the term until August 31, 2015. The parties have also agreed to change the pricing for the products covered by the Agreement, and for Karlheinz to make an additional payment annually to Medical equal to one-half of the annual minimum royalty due from Medical to Dr. Reddy’s Laboratories (EU) Ltd. (“Dr. Reddy’s”), pursuant to Medical’s License Agreement with Dr. Reddy’s dated June 1, 2011, with payment of Karlheinz’s portion of the 2014 minimum royalty payable within thirty (30) days of August 28, 2014. No other terms and conditions of the Agreement have been modified.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2014

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO